FOR IMMEDIATE RELEASE

CONTACTS:

Nu Skin Enterprises

Charles Allen (investors)
(801)345-6110, callen@nuskin.com
Kara Schneck (media)
(801)345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES UPDATES REVENUE AND EARNINGS GUIDANCE

PROVO, Utah — Oct. 4, 2004 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced that it expects to post record third-quarter revenue of approximately $282 million, an increase of 13 percent over prior-year results. Earnings per share are expected to be $0.27 to $0.28, an increase of approximately 50 percent over prior-year results, or 20 percent excluding the impact of a $0.04 per share, one-time charge in the third quarter of 2003.

“We generated year-over-year revenue growth in all of our markets in the third quarter, with the exception of Japan and New Zealand,” stated Truman Hunt, chief executive officer. “Although top-line results are within our guidance, revenue in Japan and China will be softer than anticipated. Sales in Japan are expected to be down approximately 8 percent year-over-year. While Pharmanex revenue was steady in Japan, the lower than expected results are due primarily to a larger than anticipated decline in personal care sales.

“It’s an important period of time for all companies interested in direct selling in China,” continued Hunt. “In preparation for new regulations later this year, the government and media have recently increased scrutiny of all activities related to direct selling. Although we currently conduct a retail business in China, many of our sales representatives look forward to the new regulations. As a result of government and media scrutiny of the industry, our business was negatively impacted during the quarter. While China year-over-year revenue is expected to increase more than 140 percent, third quarter sales will be lower than expected at $26 to $27 million. In addition, we generated $2 million

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Oct. 4, 2004

of revenue from China sales representatives who attended our September Hong Kong convention. Including these sales, total China revenue would have been down about 4 percent sequentially.

“In the United States, sales from our core business are expected to increase approximately 25 percent over prior-year results, with about 40 percent growth in our nutrition business,” continued Hunt. “Elsewhere, we anticipate third quarter revenue in Taiwan and Hong Kong, excluding convention sales to non-Hong Kong based sales people, to increase about 17 and 70 percent, respectively. Southeast Asia revenue should increase approximately 8 percent, with our other markets increasing about 15 percent compared to prior-year results.

“Our third quarter earnings are being negatively impacted by higher than typical selling expenses in Japan and China,” continued Hunt. “Our efforts in Japan are focused on the launch of the Scanner in November. In connection with this launch, we determined during the third quarter to modify our compensation plan for Japan distributors to provide incentives similar to the highly successful modifications we have made in other markets such as Hong Kong, Taiwan and the United States. But the transition is resulting in a higher than typical commission payout as we phase out certain aspects of the compensation plan in favor of the new approach. These efforts will put, and continue to put, upward pressure on our selling expenses in the short-term.

“We are also seeing higher than typical selling expenses because we incur costs related to having an employed sales force in China. However, we expect these expenses to be reduced significantly when we are able to operate under the new direct selling regulations. Our priorities have shifted from growing our top line to training and retaining our sales force and to continuing to establish an infrastructure that we hope will lead to our securing a direct selling license in 2005. Overall, we continue to be very optimistic about the long-term potential of the China market for the direct selling industry and for our company, in particular.

Outlook

“We remain optimistic about our growth potential in all of our key markets,” said Hunt. “Because of the positive impact of the Scanner in other markets, we believe that we should begin to benefit from the Scanner launch in Japan during the fourth quarter, with year-over-year revenue increases expected in that market within two to three quarters.

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“While certain aspects of the new direct selling regulations in China remain to be determined, we believe that we will be able to implement a compelling business model within the new regulatory framework. Officials have indicated, however, that implementation of the new regulations will occur later than we expected and may stretch into the second and third quarters of 2005. Of course, the most significant issue is to secure a direct selling license, which will be required of all direct sellers. We are cautiously optimistic that we will be licensed as a direct seller by the third quarter of 2005.

“Consequently, we think it is prudent to model fourth quarter revenue in the $285 to $290 million range, which would yield approximately 13 percent revenue growth for the year,” continued Hunt. “This assumes a fourth quarter yen rate of 111 to the U.S. dollar, a 5 percent year-over-year local currency revenue decline in Japan, and China revenue even with third quarter results. With increased, short-term selling incentives and the planned Japan sales convention in the fourth quarter, we anticipate fourth quarter earnings per share in the $0.27 to $0.29 range. This would bring 2004 earnings per share to $1.03 to $1.05, an increase of approximately 20 percent over prior-year results or up about 15 percent excluding the impact of the one-time charge reported in 2003. As we look to 2005, we believe it is prudent to model top-line revenue growth of 5 to 7 percent, and earnings per share growth of 10 to 15 percent. This assumes China revenue in the $130 to $140 million range, slight growth in Japan, and a yen rate of 112 to the U.S. dollar, a 2 percent negative currency impact in 2005,” Hunt concluded.

The company’s management will host a webcast with investors today, Monday, Oct. 4, 2004 at 9:30 a.m. (EDT). Those wishing to access the webcast can visit the Investor Relations web page on Nu Skin Enterprises’ website, www.nuskinenterprises.com. The archive of the webcast will be available at this same URL through Friday, Oct. 15, 2004.

In addition, the company will provide a mid-quarter update and present a detailed business overview to investors and analysts in New York City on Tuesday, Nov.16, 2004. This presentation will include the presidents of the company’s Japan and China operations.

Members of the company’s management team will also present at the Merrill Lynch Global Consumer Products Conference in London on Wednesday, Oct. 6, 2004. The live webcast of the presentation will begin at 3:10 p.m. in London or 10:10 a.m. Eastern time. Those wishing to access this presentation can visit the Investor Relations web page on Nu Skin Enterprises’ website,

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www.nuskinenterprises.com.     The archive of the webcast will be available at this same URL through Friday, Oct. 15, 2004.

The company will release final third quarter financial results on Tuesday, Oct. 26, 2004.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in 38 international markets throughout Asia, the Americas and Europe. The company markets premium quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology products and services under the Big Planet® brand. Nu Skin, Pharmanex and Big Planet are registered trademarks of the company and its affiliates.

Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

Please note: This press release, in particular the paragraphs after “Outlook”, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) anticipated financial results for the third quarter; (ii) revenue and earnings projections for the company and its markets for the years 2004 and 2005; and (iii) our expectations regarding certain strategic and operational issues, including expectations regarding new regulations in China. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) risks that expenses could be higher than anticipated for the third quarter; (b) the projected financial results are based on preliminary numbers and still need to be finalized and reviewed by our registered public accounting firm, which could result in changes from expected results; (c) risks that there could be unanticipated adjustments, write-offs, reserves, or other accounting entries that could impact anticipated results; (d) continued regulatory scrutiny in China, which has from time to time in the past, and could in the future, negatively impact the company’s business, including the suspension of sales activities in stores and the imposition of fines; (e) risk that the Chinese government fails to adopt favorable direct selling regulations, or that the company is unable to obtain a direct selling license under these regulations; (f) any inability of the company to effectively manage rapid growth in China, including training and management of a large employed sales force, and regulatory risks associated with any failure of such sales force to comply with applicable company policies and government regulations; (g) regulatory risks associated with the BioPhotonic Scanner, which could delay or inhibit the company’s use of the Scanner if it is determined to be a medical device in any market; (h) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as any continuation or increase in the impact of

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Oct. 4, 2004

negative market conditions on the company’s business, material decreases in executive level and active distributors, adverse changes in exchange rates, or the company’s failure to execute effective initiatives in this market; (i) any failure of planned initiatives or products, including the introduction of the BioPhotonic Scanner in Japan, to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (j) adverse publicity related to the company’s business, products or industry; and (k) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Amendment No. 1 to Registration Statement on Form S-3 filed on September 16, 2004. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

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